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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in this registration statement of our report dated May 1, 1998, on the financial statements of Cinema Saver Theatre Corporation and to references to our firm as experts in accounting and auditing.


Denver, Colorado
June 23, 1998

                                                        /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION